                                                                   EXHIBIT 12.1

          COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

                            (DOLLARS IN THOUSANDS)

                                                                                  Historical
                                                    ----------------------------------------------------------------------
                                                                                                     For the Quarter Ended
                                                             For the Year Ended December 31,               March 31,
                                                    ----------------------------------------------   ---------------------
                                                     1994      1995     1996      1997      1998      1998          1999
                                                    ------   -------   -------   -------   -------   ------        ------

Loss before income tax benefit, minority
      interest and extraordinary loss               (3,596)  (12,860)  (19,968)  (21,476)  (27,269)  (5,389)       (6,186)

Fixed Charges:

      Interest expense                               4,975    14,199    20,633    21,299    24,442    4,872         5,310

      Interest portion of rental expense               113       264       428       464       514      114           157

      Dividends on unconsolidated subsidiary            --        --       101       101        67       26            --
                                                    ------   -------   -------   -------   -------   ------        ------
Earnings                                             1,492     1,603     1,194       388    (2,246)    (377)         (719)
                                                    ======   =======   =======   =======   =======   ======        ======

Fixed charges:

      Interest expense                               4,975    14,199    20,633    21,299    24,442    4,872         5,310

      Interest portion of rental expense               113       264       428       464       514      114           157

      Dividends on unconsolidated subsidiary            --        --       101       101        67       26            --
                                                    ------   -------   -------   -------   -------   ------        ------
Total fixed charges                                  5,088    14,463    21,162    21,864    25,023    5,012         5,467
                                                    ------   -------   -------   -------   -------   ------        ------

Ratio of earnings to fixed charges                     n/a       n/a       n/a       n/a       n/a      n/a           n/a

Earnings inadequate to cover fixed charges:

            Total fixed charges                      5,088    14,463    21,162    21,864    25,023    5,012         5,467
            Earnings                                 1,492     1,603     1,194       388    (2,246)    (377)         (719)
                                                    ------   -------   -------   -------   -------   ------        ------
            Deficiency of earnings to fixed charges (3,596)  (12,860)  (19,968)  (21,476)  (27,269)  (5,389)       (6,186)
                                                    ======   =======   =======   =======   =======   ======        ======

                                                             ProForma
                                                     -------------------------
                                                      For the      For the
                                                     Year Ended  Quarter Ended
                                                     December 31,  March 31,
                                                        1998         1999
                                                      -------       -------

Loss before income tax benefit, minority
      interest and extraordinary loss                 (61,982)      (14,487)

Fixed Charges:

      Interest expense                                 47,483        12,763

      Interest portion of rental expense                1,085           271

      Dividends on unconsolidated subsidiary               --            --
                                                      -------       -------
Earnings                                              (13,414)       (1,453)
                                                      =======       =======

Fixed charges:

      Interest expense                                 47,483        12,763

      Interest portion of rental expense                1,085           271

      Dividends on unconsolidated subsidiary               --            --
                                                      -------       -------
Total fixed charges                                    48,568        13,034
                                                      -------       -------

Ratio of earnings to fixed charges                        n/a           n/a

Earnings inadequate to cover fixed charges:

            Total fixed charges                        48,568        13,034
            Earnings                                  (13,414)       (1,453)
                                                      -------       -------
            Deficiency of earnings to fixed charges   (61,982)      (14,487)
                                                      =======       =======